SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by a Party other than the Registrant ☐
Filed by the Registrant ☒

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Lakeland Industries, Inc.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Corporate Headquarters 701 Koehler Avenue Suite 7 Ronkonkoma, NYUSA11779-7410 Tel: 631-981-9700 Fax:631-981-9751 E-Mail:info@lakeland.com www.lakeland.com	May 9, 2006

Lakeland Limited-Use and Chemical Protective Clothing Customer Service 800-645-9291 Tel: 256-584-3565 Fax:256-350-0773
I am pleased to extend to you my personal invitation to attend the 2006 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the "Company") on Wednesday, June 21, 2006 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779.

Hand/Arm Protection Division
Customer Service
800-645-9291
Tel:256-350-3873
Fax:256-353-9463

Fire Protective Clothing Division
and Woven Clothing Division
Customer Services
800-933-0115
Tel: 816-390-8086
Fax:816-390-8224

The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, we intend to discuss our performance for the fiscal year ended January 31, 2006 and our plans for the current fiscal year. Certain members of the Company's Board of Directors and officers of the Company, as well as a representative of Holtz Rubenstein Reminick LLP our independent auditors, will be available to answer any questions you may have, or to make a statement if they wish to.

While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

Lakeland Protective Wear Inc. Canada 5109 Harvestor Road Unit B-7 Burlington, Ontario L7L5Y9 800-489-9131 Tel: 905-634-6400 Fax:905-634-6611		Sincerely, /s/ Raymond J. Smith Raymond J. Smith Chairman of the Board

LAKELAND INDUSTRIES, INC.

NOTICE OF

2006 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

June 21, 2006

TO THE STOCKHOLDERS OF LAKELAND INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lakeland Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 21, 2006 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779 for the following purposes:

1. To elect three Class II directors, and
2. To approve the 2006 Equity Incentive Plan, and
3. To ratify the appointment of Holtz Rubenstein Reminick LLP, as the Company’s independent public accountants for fiscal year 2007, and
4. To transact such other business as properly may come before the meeting or any adjournment thereof.

Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 28, 2006 will be entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on the date above will be entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting of Stockholders will be open for examination by any stockholder for any purpose germane to the Meeting during ordinary business hours for a period of ten (10) days before the Meeting at the offices of the Company located at 701 Koehler Ave., Suite 7, Ronkonkoma, NY 11779.

May 9, 2006

BY ORDER OF THE BOARD OF DIRECTORS

Christopher J. Ryan, Secretary

Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person

Back to Index

LAKELAND INDUSTRIES, INC.
701 Koehler Ave., Suite 7
Ronkonkoma, New York 11779
(631) 981-9700

PROXY STATEMENT

2006 Annual Meeting of Stockholders

June 21, 2006

GENERAL INFORMATION
_________________________

This Proxy Statement and the accompanying Proxy Card are furnished in connection with the solicitation by the Board of Directors of Lakeland Industries, Inc. (the "Company") of proxies from the holders of the Company's $0.01 par value Common Stock (the "Common Stock") for use at the 2006 Annual Meeting of Stockholders to be held on June 21, 2006, and at any adjournment thereof (the "Annual Meeting").

This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company's 2006 Form 10-K (which includes the Company's Annual Report to Stockholders) are first being sent to the Company's stockholders on or about May 9, 2006.

About the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company’s management will report on the performance of the Company during fiscal 2006 and respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 28, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 5,017,046 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be

Back to Index

included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to “street name” stockholders.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

1) “For” election of the nominated slate of 3 Class II directors; and
2) “For” approving the 2006 Equity Incentive Plan; and
3) “For” ratification of the appointment of Holtz Rubenstein Reminick LLP, as the Company’s independent public accountants for the fiscal year ending January 31, 2007.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHOD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes will have no impact on the election of directors except to the extent failure to vote for an individual results in another individual receiving a larger proportion of votes. The Company’s certificate of incorporation does not provide for cumulative voting in the election of directors.

Ratification of Independent Auditors and Other Items. For the ratification of the independent auditors and any other item voted upon at the annual meeting, assuming that a quorum is present,

Back to Index

the affirmative vote of the holders of a majority of the shares represented in person or by proxy will be required for approval. Abstentions will have the same effect as a negative vote. Broker non-votes will be treated as a vote not cast and will have no effect on the outcome of the vote.

Ratification of the 2006 Equity Incentive Plan and other Matters. The affirmative vote of holders of a majority of the issued and outstanding shares of common stock will be required for approval of the Company’s 2006 Equity Incentive Plan. Abstentions will have the same effect as a negative note. Broker non-votes will be treated as a vote not cast and will have the same effect as a negative vote.

Is my vote confidential?

Yes. It is our policy that all stockholder meeting proxies, ballots, and voting records that identify the vote of a particular stockholder are confidential. The vote of any stockholder will not be disclosed to any third party before the final vote count at the annual stockholders’ meeting except: (i) to meet legal requirements; (ii) to assert claims for or defend claims against the Company; (iii) to allow the inspectors of election to certify the results of the stockholder vote; (iv) if a proxy solicitation in opposition to the Board of Directors takes place; or (v) to respond to stockholders who have written comments on proxy cards or who have requested disclosure.

ANNUAL REPORT AND FORM 10-K

Will I receive a copy of the Company’s Annual Report?

We have mailed you the Annual Report and 10-K for the fiscal year ended January 31, 2006, with this Proxy Statement. The Annual Report includes the Company’s audited financial statements, along with other financial and product information. We urge you to read it carefully.

How can I receive a copy of our Annual Report and Form 10-K?

You can obtain, free of charge, a copy of our Annual Report and Form 10-K for the fiscal year ended January 31, 2006, which we recently filed with the Securities and Exchange Commission, by writing to:

Corporate Secretary
Lakeland Industries, Inc.
701 Koehler Avenue, Suite 7
Ronkonkoma, NY 11779

You can also obtain a copy of our Annual Report, Form 10-K and other periodic filings with the Securities and Exchange Commission (“SEC”) on our Internet site at www.lakeland.com at the Financial Information heading then the subheading “All SEC Filings”. Our Form 10-K and other SEC filings mentioned above are also available from the SEC’s EDGAR database at www.sec.gov.

Who will bear the costs of soliciting proxies for the Annual Meeting?

The Cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy

Back to Index

material will also be distributed at our expense by brokers, nominees, custodians, and other similar parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
How much stock do our directors and officers own?

The following table sets forth information as of April 28, 2006, with respect to beneficial ownership of our Common Stock by all persons known by us to: (i) own beneficially more than 5% of the Common Stock; (ii) by each of the named executive officers of the Company; (iii) by each director and nominee for director of the Company; and (iv) by and all directors and executive officers of the Company as a group. All persons listed have sole voting and investment power with respect to their shares of Common Stock. All share amounts have been adjusted for the 1 for 10 stock distributions to shareholders of record on April 30, 2005, July 31, 2003 and 2002.

Name and Address Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class	Title
Raymond J. Smith 701-7 Koehler Ave. Ronkonkoma, NY 11779	479,493	9.56%	Chairman of the Board of Directors

Christopher J. Ryan 701-7 Koehler Ave. Ronkonkoma, NY 11779	324,422	6.47%	Chief Executive Officer, President, Secretary, General Counsel and Director

John J. Collins, Jr.	103,728(1)	2.07%	Director

Eric O. Hallman	37,112 (1)	0.74%	Director

Michael E. Cirenza	550(3)	.01%	Director

Stephen M. Bachelder	7,250(2)	.15%	Director

John Kreft	5,500(2)	.11%	Director

Gary Pokrassa	2,740.05%		Chief Financial Officer

All officers and directors As a group (12 persons)	962,126 (4)	19.2%

Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	316,700 (5)	6.31%
__________________________
Included in the above are fully exercisable options to purchase the Company's common stock, as follows:
(1)   1,210 shares granted on June 18, 2003 and 1,331 shares granted on June 21, 2000 to each of Mr. Hallman and Mr. Collins, current directors;
(2)   5,500 shares granted November 19, 2004 to each Mr. Bachelder and Mr. Kreft, current directors;

Back to Index

(3)   550 shares granted June 18, 2003, to Michael Cirenza, a current director;
(4)   17,963 shares granted between June 21, 2000 and November 19, 2004, which also includes 1,331 option shares outstanding to Walter J. Raleigh, a former director;
(5)   According to a Schedule 13G filed with the SEC on January 30, 2006, on behalf of Royce & Associates, LLC (“Royce”), Royce possesses sole investment and voting power over the above shares.
CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and have done so since the year 2000. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, establishes or provides the basis for a number of new corporate governance standards and disclosure requirements. In addition, the Nasdaq Stock Market (“Nasdaq”) has also adopted changes to its corporate governance and listing requirements.

Codes
•
We have adopted a “Code of Ethics” (please refer to Appendix B in this Proxy Statement). This Code applies to all directors, officers, and employees of our Company. Information concerning any alleged violations are to be reported in writing to Michael Cirenza, EVP and CFO Country-Life, LLC, 180 Vanderbilt Motor Parkway, Hauppauge, NY 11788. Mr. Cirenza is an independent director and member of the Audit Committee. Additional copies of our “Code of Ethics” for Directors, Officers, and Employee,s our “Audit Committee Charter”(please also refer to Appendix A in This Proxy Statement) and our Nominating Committee Charter can be obtained by writing to Secretary, Lakeland Industries, Inc. 701Koehler Avenue, Suite 7, Ronkonkoma, NY 11743, or visit our website at www.lakeland.com under “Corporate Governance”.

•
We intend to satisfy the disclosure requirement under Item 5.05 (c) of form 8-K regarding certain amendments to, or waivers from a provision of this code of ethics by posting such information on our website, at the address and location specified above, within four business days of such amendment or waiver.

Shareholder Communication with Members of the Board of Directors

•
You can contact any of our directors by writing them: Board of Directors, c/o Corporate Secretary’s Office, Lakeland Industries, Inc., 701 Koehler Avenue, Suite 7, Ronkonkoma, NY 11779. Employees and others who wish to contact the Board or any member of the Audit Committee may do so anonymously, if they wish, by using this address. Such correspondence will not be screened and will be forwarded in its entirety.

Personal Loans to Executive Officers and Directors

•
The Company does not make loans to our directors or officers and complies with and will operate in a manner consistent with an act of legislation outlawing extensions of credit in the form of personal loans to or for its directors and executive officers.

Back to Index

Director and Executive Officer Stock Transactions

•
Under the regulations of the Securities and Exchange Commission (“SEC”), directors and executive officers are required to file notice with the SEC within two (2) business days of any purchase or sale of the Company’s stock. Information on filings made by any of our directors or executive officers can be found on the Company’s web site at http://www.lakeland.com under “Financial Information” then “Insiders.”

Stockholder Approval of Equity Compensation Plans
•
The Company requires stockholder approval of all Company equity compensation plans, and amendments thereto, including any re-pricing of options contemplated by the Company, whenever such approval is necessary under NASDAQ corporate governance rules.

Board Attendance
•
Each member of the Board of Directors is expected to make a reasonable effort to attend all meetings of the Board of Directors, all applicable committee meetings, and each annual meeting of shareholders. While no formal policy with respect to attendance has been adopted, attendance at these meetings is encouraged and expected. All members of the Board of Directors attended the June, 2005 Annual Meeting of Shareholders and each of the current members of the Board of Directors is expected to attend the June 21, 2006 Annual Meeting of Shareholders. During fiscal 2006, the Board of Directors met on four occasions. All directors attended at least seventy-five percent of the aggregate number of meetings of the Board and Board committees on which they served.

Governance Principles
•
Lakeland has long upheld a set of basic beliefs to guide our actions. Among those beliefs is the responsibility to conduct ourselves with the highest standards of ethical behavior when relating to customers, suppliers, employees, investors and the communities where we work. Five of our seven directors are independent as defined by the SEC and NASDAQ. We have three director committees - Nominating, Compensation, and Audit - and all three committees are staffed only by independent directors. These three Committees and their charters are more fully described on pages 10-11 and Appendices A and B.

Back to Index

Proposal 1
ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

Our Certificate of Incorporation provides for three classes of directors with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. Our Certificate of Incorporation and our By-Laws also provide that each class of directors shall be nearly equal in number as possible and consistent with this rule that the Board shall allocate each newly created directorship to that of the available classes whose term of office is due to expire at the earliest date following such allocation. We currently have three Class I directors, three Class II directors and one Class III director. At the 2006 Annual Meeting there are three nominees for director in Class II. The incumbent Class I and Class III directors have two years and one year, respectively, remaining on their terms of office.

We have no reason to believe that the nominees will be disqualified or unable to serve, or will refuse to serve if elected. However, if a nominee is unable or unwilling to accept election, the proxies will be voted for such substitute as our Board of Directors may select. It is intended that the shares represented by proxies will be voted, in the absence of contrary instructions, for the nominees listed in Class II in the following table. The Board of Directors has nominated and
Management recommends the election of the persons listed in the following table as Class II directors. The table also sets forth the names of the one director in Class III and the three directors in Class I whose terms of office have not expired, their ages, their positions with the Company and the period each has served as a director of the Company. There are no family relationships among the Board members.

		Position
		With the	Director
Name	Age	Company	Since

DIRECTOR NOMINEES - CLASS II
Nominees for Three-Year Term Expiring in June 2009
__________________________________________

John J. Collins, Jr.	63	Director	1986

Eric O. Hallman	62	Director	1982

Stephen M. Bachelder	55	Director	2004

INCUMBENT DIRECTOR - CLASS III
One Year remaining on Term Expiring in June, 2007
_________________________________________

Raymond J. Smith	67	Chairman of the Board	1982
		of Directors

Back to Index

INCUMBENT DIRECTORS - CLASS I
Two Years remaining on Term Expiring in June 2008
_________________________________________

Christopher J. Ryan	54	Chief Executive Officer,	1986
		President, General Counsel,
		Secretary and Director

Michael E. Cirenza	50	Director	2003

John Kreft	55	Director	2004

The principal occupations and employment of the nominees for director and for the directors continuing in office are set forth below:

Director Nominees

John J. Collins, Jr. was Executive Vice President of Chapdelaine GSI, a government securities firm, from 1977 to January 1987. He was Senior Vice President of Liberty Brokerage, a government securities firm, between January 1987 and November 1998. Presently, Mr. Collins is self-employed, managing a direct investment portfolio of small business enterprises for his own accounts. Mr. Collins has served as one of our directors since 1986 and his term as a director will expire at our annual meeting of stockholders in June 2006.

Eric O. Hallman was President of Naess Hallman Inc., a ship brokering firm, from 1974 to 1991. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset (U.S.A.), Inc., a ship brokering and international financial services and consulting concern, and was an officer of Sylvan Lawrence, a real estate development company, between 1992 and 1998. Between 1998 and 2000, Mr. Hallman was President of PREMCO, a real estate management company, and currently is Comptroller of the law firm Murphy, Bartol & O’Brien, LLP. Mr. Hallman has served as one of our directors since our incorporation in 1982 and his term as a director will expire at our annual meeting of stockholders in June 2006.

Stephen M. Bachelder has been with Swiftview, Inc. a Portland, Oregon based software company since 1999 and President since 2002. From 1991to 1999 Mr. Bachelder ran a consulting firm advising software and hardware based companies in the Pacific Northwest. Mr. Bachelder was the president and owner of an apparel company, Bachelder Imports, from 1982 to 1991 and worked in executive positions for Giant Foods, Inc. and Pepsico, Inc. between 1976 and 1982. Mr. Bachelder is a 1976 Graduate of the Harvard Business School. Mr. Bachelder has served as a director since November 17, 2004 and his term as a director will expire at our annual meeting of stockholders in June 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Back to Index

Incumbent Directors

Raymond J. Smith, one of our co-founders, has been Chairman of our board of directors since our incorporation in 1982 and was President from 1982 to January 31, 2004. Mr. Smith’s term as a director will expire at our annual meeting of stockholders in June 2007.

Christopher J. Ryan has served as our Chief Executive Officer and President since February 1, 2004 Secretary since April 1991, General Counsel since February 2000 and a director since May 1986. Mr. Ryan was our Executive Vice President - Finance from May 1986 until becoming our President on February 1, 2004 and his term as director will expire at our annual meeting of stockholders in 2008.

Michael E. Cirenza has been the Executive Vice President and Chief Financial Officer of Country Life, LLC, a manufacturer and distributor of vitamins and nutritional supplements, since September 2002. Mr. Cirenza was the Chief Financial Officer and Chief Operating Officer of Resilien, Inc., an independent distributor of computers, components and peripherals from January 2000 to September 2002. He was an Audit Partner with the international accounting firm of Grant Thornton LLP from August 1993 to January 2000 and an Audit Manager with Grant Thornton LLP from May 1989 to August 1993. Mr. Cirenza was employed by the international accounting firm of Price Waterhouse from July 1980 to May 1989. Mr. Cirenza is a Certified Public Accountant in the State of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Cirenza has
served as one of our directors since June 18, 2003 and his term as a director will expire at our annual meeting of stockholders in 2008.

John Kreft has been President of Kreft Interests, a Houston based private investment firm, since 2001. Between 1998 and 2001, he was CEO of Baker Kreft Securities, LLC, a NASD broker-dealer. From 1996 to 1998, he was a co-founder and manager of TriCap Partners, a Houston based venture capital firm. From 1994 to 1996 he was employed as a director at Alex Brown and Sons. He also held senior positions at CS First Boston including employment as a managing director from 1989 to 1994. Mr. Kreft graduated from the Wharton School of Business in 1975. Mr. Kreft has served as a director since November 17, 2004 and his term as a director will expire at our annual meeting of Stockholders June 2008.

Legal Proceedings

No officer or director was known to be involved in any legal proceeding involving bankruptcy, criminal activity, securities or banking issues, or commodities violations.

Certain Relationships and Transactions

There are no transactions, or series of similar transactions, either during this fiscal year 2006 or currently proposed, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, nominee for director, executive officer, 5% stockholder or any immediate family member of any of the foregoing had, or will have, a direct or indirect material interest, other than Paul Smith our Vice President of sales is the son of Raymond Smith the Chairman of the Board of Directors. Other than the relationship between Raymond Smith and Paul Smith there are no known family relationships between any of the Company’s officers or directors.

Back to Index

Potential Anti-Takeover Effect

The Board of Directors has the authority, without further approval of our stockholders, to issue preferred shares (the “Preferred Shares”) having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Preferred Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. In addition, we are subject to Delaware statutes regulating business combinations, takeovers and control share acquisitions which might hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Shares when issued and the Delaware statutes regulating business combinations, takeovers and control share acquisitions can have a depressive effect on the market price of our securities and can limit stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids.

The Directors of the Company serve staggered three-year terms. Our Restated Certificate of Incorporation sets forth a provision that requires certain business combinations to be approved by at least two-thirds of the Company’s voting securities, unless two-thirds of the members of the Board of Directors have approved the transaction, and further requires approval of holders of two-thirds of the Company’s voting shares to amend these provisions. In addition, our stockholders have authorized an Employee Stock Ownership Plan (“ESOP”). In the past, other companies have used similar plans to hinder or prevent a takeover situation. The Company has also entered into employment contracts with certain executive officers providing for lump sum payments of contracted salaries pursuant to various formulas, should there be a change in control of the Company. These factors could have an anti-takeover effect by making it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise or the removal of incumbent officers and directors. These provisions could delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock held by our stockholders.

Director Independence and Other Matters
The board of directors has determined each of the following directors to be an “independent director” as such term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (“NASD”): John Kreft, John J. Collins, Eric O. Hallman, Stephen Bachelder, and Michael Cirenza.

The board has also determined that each member of the three committees of the board meets the independence requirements applicable to those committees prescribed by the NASD and the Securities and Exchange Commission (“SEC”).

COMMITTEES OF THE BOARD OF DIRECTORS

1- The Audit Committee was formed in September, 1987 and is responsible for recommending to the Board of Directors the appointment of independent auditors for the fiscal year, reviewing with the independent auditors the scope of their proposed and completed audits, reviewing our financial management, its independent auditors and other matters relating to audits and the adequacy of our internal control structure. The committee is made up of only independent directors who are: Michael E. Cirenza, (Chairman), John J. Collins, Jr., Eric O. Hallman, John Kreft and Stephen M. Bachelder. The committee met five times during the year ended January 31, 2006.

Back to Index

2- Compensation Committee is responsible for evaluating the performance of our management, fixing or determining the method of fixing compensation of our salaried employees, administering the Director Stock Option and Employee 401-K Plan, and reviewing significant amendments to a subsidiary's employee pension benefit plan. The committee is made up of only independent directors who are: Eric O. Hallman, (Chairman), John Kreft, John J. Collins, Michael E. Cirenza and Stephen M. Bachelder.

3- Nominating Committee. Effective April 6, 2004 the Board of Directors established a separate nominating committee consisting of only the independent directors who are Messrs. Bachelder, Kreft, Collins, Hallman, and Cirenza. The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of understanding of and achievements in manufacturing, finance, accounting, and marketing, and international experience and culture. These factors, and any other qualifications considered useful by the Committee are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating Committee has not established any specific minimum criteria or qualification that a nominee must possess. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board.
The Nominating Committee will consider nominees to the Board recommended by stockholders. Such recommendations must be in writing and sent to our Secretary no later than January 31st of the calendar year in which the Annual Meeting is to be held, accompanied by a detailed description of the proposed nominee’s principal occupation and his or her other qualifications which, in the stockholder’s opinion, make such a person a suitable candidate for nomination to the Board. The Committee didn’t meet during the year ended January 31, 2006.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee are independent outside directors who do not serve in any other capacity with respect to the Company or any of its subsidiaries. The members of the Compensation Committee are Eric O. Hallman, (Chairman) John Kreft, John J. Collins, Jr., Michael E. Cirenza and Stephen M. Bachelder. No Lakeland executive officer has ever served or presently serves on the compensation committee (or equivalent), or board of directors of another entity whose executive officers(s) served on Lakeland’s Compensation Committee. Messrs. Collins and Hallman were partners of POMS Holding Co. and Messrs. Collins, and Hallman were members of River Group Holding Co., LLC, and An Qiu Holding Co., LLC. See “Certain Relationships and Related Transactions”.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report by reference therein.

Back to Index

During the winter of 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board of Directors on June 21, 2000. The complete text of this charter, which reflects standards set forth in the regulations of the SEC and NASDAQ rules, is for your information reproduced in Appendix A in this Proxy Statement.

As set forth in more detail in the charter, the Audit Committee’s primary duties and responsibilities fall into three broad categories:

First, the Committee serves as an independent and objective party to monitor our financial reporting process and internal control system;

Second, the Committee is responsible for reviewing and appraising the audit efforts of our independent accountants and internal auditing department; this includes matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us and determining whether the outside auditors are independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

Third, to provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met five times during the year ended January 31, 2006.

In overseeing the preparation of our financial statements, the Committee met with both management who has the primary responsibility for the financial statements, the reporting process and the systems of internal control, and our outside auditors who are responsible for expressing an opinion on the conformity of our audited financial statements under generally accepted auditing standards, and reviewing and discussing all financial statements under generally accepted auditing standards, and reviewing and discussing all financial statements prior to their issuance and to discussing significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards Nos. 61 and 90, “Communication With Audit Committees”.

With respect to our outside auditors, the Committee, among other things, discussed with Holtz Rubenstein Reminick LLP matters relating to its independence, including the disclosures made to the Committee and received written disclosure and the letter from the independent auditors as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”.

The Audit Committee includes at least one independent director who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC Rules. Michael E. Cirenza is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is an SEC

Back to Index

disclosure requirement related to Mr. Cirenza’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Cirenza any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of our independent auditors.

THE AUDIT COMMITTEE:

Michael E. Cirenza

John J. Collins, Jr.

Eric O. Hallman

Stephen M. Bachelder

John Kreft

Back to Index

Fees billed to the Company by Holtz Rubenstein Reminick LLP and PricewaterhouseCoopers LLP for the years ended January 31, 2006 and 2005:

The Company incurred the fees shown in the following table for professional services provided by Holtz Rubenstein Reminick LLP (“HRR”) and PricewaterhouseCoopers LLP (“PWC”), respectively for 2006 and 2005:
	HRR	HRR	-----PWC-----
	2006	2005	2005
Audit Fees (1)	$191,693	$9,000	$80,600
Tax Fees (2)	34,866	--	29,625
Secondary offering	0	--	222,816
Acquisition Audit	17,520
All Other Fees (3)	$6100	50	42,000
Total (4)	$250,179	$9,050	$375,041

Audit Fees:

1)  Audit fees include audit of the Company’s financial statements and the review of the Company’s quarterly financial statements included in the Quarterly Reports on Form 10-Q.
2)  Tax fees relate to the preparation of tax returns and other tax compliance activities.
3)  All other fees consist of regulatory advisory services and expense reimbursement.
4)  Aggregate fees for professional services rendered by Holtz Rubenstein Reminick LLP and PricewaterhouseCoopers LLP in connection with its audit of our consolidated financial statements as of and for the years ended January 31, 2006 and 2005, respectively, and its limited reviews of our unaudited condensed consolidated interim financial statements were $173,000 and $121,000.

Financial Information Systems Design and Implementation Fees:

During the years ended January 31, 2006 and 2005, Holtz Rubenstein Reminick LLP and PricewaterhouseCoopers LLP, respectively, rendered no professional services to us in connection with the design and implementation of financial information systems.

Back to Index

Proposal 2

PROPOSAL TO APPROVE THE LAKELAND INDUSTRIES INC 2006 INCENTIVE PLAN AND THE PERFORMANCE GOALS SET FORTH THEREIN

(Item 2 on Proxy Card)

General

   The Board of Directors adopted the Lakeland Industries, Inc 2006 Incentive Plan (the “2006 Incentive Plan” or the “Plan”) on April 11, 2006, subject to approval of the Company’s shareholders. The 2006 Incentive Plan is intended to provide equity-based compensation to executive officers and other key employees of the Company, its subsidiaries and affiliates. The Plan also provides for the establishment of performance goals that will be used to define the vesting period for performance-based equity awards granted under the Plan. If approved by shareholders at the Annual Meeting, the Plan will become effective immediately. The Plan and the performance goals are discussed in more detail below. The full text of the 2006 Incentive Plan is included as Exhibit C to this Proxy Statement. The following description of the material features of the 2006 Incentive Plan is qualified in its entirety by reference to that text.

  The grant or award of equity-based incentives is intended to enable the Company to attract, retain and reward key employees and to strengthen the mutuality of interests between key employees and the Company’s shareholders. Beginning in 2006, the Company plans to grant restricted stock in lieu of stock options as the primary equity-based incentive for executives and other key employees. The Company believes that, among other benefits, the transition from stock options to restricted stock awards will result in a better alignment between the interests of executives and other key employees and the Company’s shareholders, will permit recipients to more easily understand the value of the grants received and will promote the accuracy and transparency of the Company’s financial reporting. Performance goals will be established by the Compensation Committee of the Board of Directors (the “Committee”).

Shareholder Approval Requirements

   The Plan is being submitted to the Company’s shareholders for approval pursuant to Sections 162(m) and 422 of the Internal Revenue Code, as amended (the “Code”).   Section 162(m) of the Code limits to $1 million per year the deduction allowed for Federal income tax purposes for remuneration paid to a “covered employee” of a public company (“Deduction Limit”). Under Section 162(m), the term “covered employee” includes the chief executive officer and the four other most highly compensated executive officers. The Deduction Limit applies to remuneration which does not qualify for any of the limited number of exceptions provided for in Section 162(m).

   Under Section 162(m), the Deduction Limit does not apply to “performance-based compensation” if the following requirements are not met: (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the Board of Directors that is comprised solely of two or more “outside directors”; (c) the material terms of the compensation and performance goals must be disclosed to and approved by shareholders before

Back to Index

payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

  However, restricted stock that vests after the expiration of a specific period of time, rather than upon the achievement of pre-established performance goals, will not be exempt from the Deduction Limit, and the income realized in connection with such time-based restricted stock will be included, together with other non-exempt compensation, to determine whether a specific covered employee’s compensation exceeds the Deduction Limit.

   Stock options, on the other hand, are generally treated as “performance-based compensation” which is exempt from the Deduction Limit of Section 162(m), provided that the exercise price is equal to or greater than the fair market value of the employer’s stock on the date of grant. Under these circumstances, the amount earned, if any, results solely from an increase in the employer’s stock price. The awards must be approved by a board committee comprised solely of outside directors. Further, to qualify for the exemption, the material terms of the plan must be disclosed to and approved by shareholders and the plan must state the maximum number of shares that may be awarded to any employee under the plan within a specified period.

   It is the Company’s policy to structure its incentive compensation programs to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder, to the extent practicable. As a consequence, the Board has directed that the 2006 Incentive Plan and the performance goals be submitted to the Company’s shareholders for approval in order to satisfy the requirements for the “performance-based compensation” exception to the Deduction Limit for all grants made to covered employees under the Plan, other than restricted stock which vests on a time-based formula. Pursuant to the 2006 Incentive Plan, all grants will be determined by the Committee. If approved by shareholders, the Plan and the performance goals will become effective on the date of such approval.

   If the shareholders fail to approve the 2006 Incentive Plan, the Plan will not become effective. In that event, the Board of Directors may consider adopting other incentive programs without may shareholder approval, provided the Company can do so in compliance with applicable laws, in order to maintain the competitiveness of the Company’s executive compensation program, and some or all of the compensation earned under such a program might likewise be subject to the Deduction Limit.

Administration

   The 2006 Incentive Plan will be administered by the Committee, although under the Plan the Committee may delegate aspects of the day-to-day administration of the Plan to officers, employees or Agents of the Company. The Committee consists of not less than three directors of the Company, all of whom are “outside” directors, as defined in Section 162(m) of the Code, and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”). Committee members serve at the pleasure of the Board.

   The Committee will have full power to interpret and administer the 2006 Incentive Plan, and full authority to select the individuals to whom awards will be granted. It will determine the type and amount of awards to be granted, the consideration (if any) to be paid for such awards, the timing of such awards, the terms and conditions of awards granted, and the terms and conditions of the related award agreements which will be entered into with any executive or other key

Back to Index

employee to whom an award is granted under the Plan (“Participant”). As to time-based restricted stock, the Committee will also determine the time periods and other conditions upon which such restricted shares will vest.

   The Committee will also have the authority to adopt, alter, change and repeal such rules, regulations, guidelines and practices governing the 2006 Incentive Plan as it deems advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any award agreement relating thereto), and otherwise to supervise the administration of the Plan.

Eligibility

   Officers and other key employees of the Company and its subsidiaries and affiliates (but excluding members of the Committee and any other person who serves only as a director) who are responsible for or contribute to the management, growth or profitability of the business of the Company, its subsidiaries or affiliates (“Eligible Persons”) will be eligible to receive awards under the Plan. “Affiliate” is defined under the Plan to mean any entity (other than the Company and its subsidiaries) that is designated by the Board as a participating employer under the Plan.

Stock Subject to the Plan

   The total number of the Company’s Common Shares, $0.01 par value, reserved and available for awards under the Plan is 230,000, subject to adjustment as discussed below. All shares issued under the Plan will consist only of authorized and unissued shares or treasury shares. The closing price of the Company’s Common Shares on the NASDAQ on April 21, 2006, was $18.70 per share.

   The categories and number of shares in each category presently contemplated for issuance under the Plan by the Committee are as follows:

Restricted stock grants - employees	120,000
Restricted stock grants - directors	40,000
Matching award program	30,000
Bonus in stock program - employees	30,000
Retainer in stock program - directors	10,000
Total	230,000

   No Participant may be granted awards under the Plan with respect to an aggregate of more than 20,000 shares of stock (subject to adjustment as described below) during any calendar year.

   If any stock subject to any award granted under the Plan is forfeited, or an award otherwise terminates or expires without the issuance of stock, such stock will again be available for distribution in connection with future awards under the Plan, unless the Participant has received dividends or other “benefits of ownership” with respect to such stock as defined in the Plan. In such a case, the shares which were the subject of the award in question will not be available for future awards.

   In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, reverse share split, combination of shares or other change in the corporate or capital structure of the Company affecting the Company’s Common Shares, an appropriate substitution or adjustment will be made in (i) the aggregate number of shares of stock reserved for issuance

Back to Index

under the Plan, (ii) the maximum number of shares that may be subject to awards granted under the Plan to any Eligible Person during any calendar year or other period, (iii) the number and option exercise price of shares subject to outstanding options granted under the Plan, and (iv) the number of shares subject to restricted stock awards granted under the Plan, as may be approved by the Committee to prevent dilution or enlargement of rights.

Restricted Stock

Performance Goals

   For restricted stock awards that are performance based, the Committee will from time to time establish performance goals and other conditions that must be satisfied as a condition to vesting under the Plan. Such performance goals, which serve as guidelines only for the Committee members, may include one or more of the following measures, as determined by the Committee: Return on Equity (ROE), Return on Investment (ROI), Return on Assets (ROA), Sales, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or Earnings Per Share (EPS). Performance goals may be measured on a Company-wide, subsidiary or business-unit basis, or any combination thereof, as determined by the Committee and the Committee reserves the right to alter, amend or waive the necessity for achievement of specific goals in its discretion. Performance goals may also reflect the performance of the Company, a subsidiary or business unit alone, or may involve a relative comparison of such performance to the performance of a peer group of entities or other external measure selected by the Committee. As a general matter, the Committee presently intends to establish goals that measure performance over a three year period, at the end of which an evaluation will be made by the Committee, in its judgment, as to the degree to which the goals have been met. The Committee will designate, based on its judgment of Company performance, one of the four categories for the stock plan: Zero, minimum, baseline or maximum.

General Terms and Conditions for Restricted Stock Awards

   Restricted stock awarded under the Plan will be subject to the following terms and conditions and will contain such additional terms and conditions as the Committee deems advisable:

•	The purchase price will be determined by the Committee at the time of grant and may be equal to par value, zero or otherwise.

•	A Participant who accepts the award of restricted stock must deliver an executed copy of the Restricted Stock Award Agreement to the Company and pay the required purchase price (if any).

•	Each Participant will receive a stock certificate registered in his or her name that bears a legend referring to the terms, conditions and restrictions applicable to the award.

•
The stock certificates evidencing such shares of restricted stock with a related stock power will be delivered to and held by the Company until the restrictions have lapsed or any conditions to the vesting of such award have been satisfied.

•	At the discretion of the Company, such stock may be held in book entry form. In such event, no stock certificates will be issued to the Participant.

Back to Index

stock certificates will be issued to the Participant.

•
Restricted stock awards may include either time-based or performance-based restricted stock, or both. Awards of time-based restricted stock will vest, and all restrictions thereon will terminate, upon the lapse of the period of time specified by the Committee at the time of grant, provided all other conditions to vesting have been met. Performance-based restricted stock awards will vest and all restrictions thereon will terminate upon the certification by the Committee of the achievement of the specified performance goals, provided all other conditions to vesting have been met.

•
Except as permitted by the Committee or by will or the laws of descent and distribution, a Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber the shares of restricted stock.

•
Except as provided in the Plan or the applicable award agreement, a Participant will have all of the rights of a shareholder of the Company, including the right to vote the stock and the right to receive any dividends declared by the Board of Directors. At the time of the award, the Committee may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are then available or otherwise reinvested. Stock dividends will be treated as restricted stock subject to the same restrictions, terms and conditions applicable to the Plan shares.

•
If a Participant’s employment by the Company or any subsidiary or affiliate terminates by reason of death or permanent disability, any restricted stock held by such Participant at the time of death as to which restrictions remain at the time of such death or permanent disability shall immediately lapse. However, if, in the case of such death or disability the vesting of an award is conditioned on or subject to the achievement of specified performance goals, and such performance goals must be achieved prior to the earlier of the expiration of such one year period or the expiration date of the award, such stock will vest, or such restrictions shall lapse, as of the date of such death or disability. The balance of the restricted stock will be forfeited.

•
Unless otherwise determined by the Committee, and except for a “qualifying retirement” (discussed below), if a Participant’s employment by the Company or any subsidiary or affiliate terminates for any reason other than death or disability, all restricted stock held by such Participant which is unvested or subject to restriction at the time of such termination will be immediately forfeited.

•
If a Participant’s employment with the Company or any of its subsidiaries or affiliates terminates for any reason other than death, disability or the involuntary termination for cause (as defined in the Plan), and if immediately prior thereto (i) the Participant is 55 years of age or older, and (ii) the sum of the Participant’s age and completed years of service as an employee of the Company or its subsidiaries or affiliates (disregarding fractions in both cases) totals 70 or more (a “qualifying retirement”), the following provisions will apply:

•	All shares of restricted stock which have previously vested will be free of restrictions.
•
With respect to any time-based restricted stock award which has not vested, effective as of the Participant’s retirement date: (a) fifty percent (50%) of the award will remain in effect and, on the vesting date, shall become vested and free of restrictions; and (b) fifty percent

Back to Index

(50%) of the award will be terminated.

•
With respect to any performance-based restricted stock award which has not vested, effective as of the Participant’s retirement date: (a) fifty percent (50%) of the award will remain in effect and will vest upon the achievement of the related performance goals (unless an award expires according to its terms prior to the satisfaction of the performance goals, in which event the award will terminate and applicable shares of restricted stock will be forfeited); and (b) fifty percent (50%) of the award will terminate. However, in the case of the Chief Executive Officer or a member of his or her direct reporting group who has given the Company written notice at least one (1) full year prior to his or her qualifying retirement, and all unvested performance-based restricted stock, and all of the shares covered by such awards will remain in effect and will vest upon the achievement of the related performance goals (unless an award expires according to its terms prior to the satisfaction of the performance goals, in which event the award will terminate and applicable shares of restricted stock will be forfeited).

If the Committee determines that a Participant is or has engaged in any disqualifying activity (as defined below), then the Participant will have the right to receive all shares of restricted stock which are vested as of the disqualification date and any award not yet vested as of the disqualification date will terminate. Any determination by the Committee will be final and conclusive. For purposes of this provision, the term “disqualifying activity include, among other activities:

•
directly or indirectly being an owner, officer, employee, advisor or consultant to a company that competes with the Company or its subsidiaries or affiliates to an extent deemed material by the Committee, or

•	disclosure to third parties or misuse of any confidential information or trade secrets of the Company, its subsidiaries or affiliates, or

•	any material violation of the Company’s Code of Business Conduct and Ethics or any other agreement between the Company and the Participant, or

•
failure in any material respect to perform assigned responsibilities as an employee of the Company or any of its subsidiaries or affiliates, as determined by the Committee, in its sole judgment, after consulting with the Chief Executive Officer.

The ownership of less than 2% of the outstanding voting securities of a publicly traded corporation which competes with the Company or any of its subsidiaries or affiliates will not constitute a disqualifying activity.

The term “disqualifying date” is defined in the Plan as the earliest date as of which the Participant engaged in any disqualifying activity, as determined by the Committee.

Back to Index

Amendments and Termination

   The Board may amend, alter or discontinue the Plan at any time, provided that the rights under any award previously granted under the Plan may not be impaired without the Participant’s consent. The Company will submit to the shareholders of the Company, for their approval, any amendments to the Plan which require shareholder approval, either by law or the rules and regulations of any governmental authority or any stock exchange upon which the stock is then traded. The Company’s Common Shares are currently listed on the National NASDAQ market. In any event, subject to changes in law or other legal requirements that would permit otherwise, the 2006 Equity Incentive Plan may not be amended without shareholder approval, to (a) increase the total number of shares of stock that may be issued under the Plan or to any individual during any calendar year (except for adjustments described above), (b) permit the granting of stock options with option exercise prices lower than 100% of the fair market value of the stock on the date of the grant, (c) modify the Plan’s eligibility requirements or (d) change the performance goals which are specified in the Plan and discussed under “Restricted Stock” above.

  In the case of any stock option award, the Company will not, without the Participant’s consent, reduce the option exercise price relating to a stock option or, reduce the purchase price (if any) of stock which is subject to an outstanding award; nor will any such amendment be made which would make the applicable exemptions provided by Rule 16b-3 under the 1934 Act unavailable to any person holding an award without that person’s consent. In addition, no performance-based award may be amended if such amendment would adversely affect the award’s qualification as performance-based compensation under Section 162(m) of the Code.

   Subject to the above provisions, the Board will have all necessary authority to amend the Plan to take into account changes in applicable securities, tax laws and accounting rules, or otherwise as it seems necessary or appropriate.

Federal Income Tax Consequences of the Equity Incentive Plan

   The following is a brief summary of the general federal income tax consequences of transactions under the Plan based on federal income tax laws in effect as of February 28, 2006. This summary is not intended to be exhaustive and does not describe any foreign, state or local tax consequences.

Tax Treatment of Restricted Stock

   Unless a Participant makes an election under Section 83(b) of the Internal Revenue Code, restricted stock awards are not included in his or her income until the award vests. At vesting, the Participant is taxed, at ordinary income rates, on the fair market value of the stock on the vesting date. Any subsequent appreciation in the stock price would be taxed at capital gains rates (assuming the stock has been held for a period of more than one (1) year from the date of vesting).

   Within 30 days of receipt of a restricted stock award, a Participant may elect, under Section 83(b) of the Internal Revenue Code, to include in ordinary income on the date of receiptof the restricted stock the fair market value of the stock (without taking into account any restrictions other than those which by their terms never lapse) reduced by the amount, if any, that he or she pays for the stock. Any subsequent appreciation would then be eligible for capital gain

Back to Index

treatment (assuming the stock has been held for a period of more than one (1) year from the date of grant).

   In general, the Company is entitled to a deduction equal to the amount included in the Participant’s ordinary income in the year in which such amount is reported for tax purposes by the Participant, provided the Company satisfies applicable withholding and reporting requirements. The amount of the deduction may be limited under Section 162(m) of the Code if a covered employee’s non-performance-based compensation exceeds $1 million in any year, which is discussed in more detail beginning on page 25 of this Proxy Statement.

Directors’ Incentive Shares

With respect to up to 40,000 shares authorized under the Plan, the Committee may grant equity-based awards to its outside directors. The grant of such awards is designed to align a significant portion of the director compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

The shares set aside for outside directors may be registered by the Company in a Form S-8 filed with the SEC so that the shares can be fully registered and freely transferable. They will be, however, subject to 3 year performance vesting. For 2006, subject to shareholder approval of the Plan, a maximum of 31,974 shares has been awarded to directors all of which are subject to the performance goals above.

Matching Award Program

Lakeland has established a mandatory share ownership program. The first phase of this program requires officers and members of the Board of Directors to hold a minimum of 3,000 shares each by the later of July 2009 or three years from the date the individual is appointed to a position subject to the share ownership program.

To encourage officers and directors subject to the mandatory ownership requirements to buy Lakeland shares, the Plan includes a matching award program to provide an incentive to the officers and directors to purchase Lakeland shares and 30,000 shares under the Plan have been reserved for that purpose. For each two shares an executive subject to the ownership requirements purchases during the three year compliance period, the Committee will grant the executive a one share stock bonus award under the 2006 Equity Incentive Plan in the form of restricted stock, up to a maximum match per participant of 3,000 shares. These matching awards vest as to 100% of the shares subject to the award three years after the award date, or on the officer’s death or disability and a pro-rata basis upon certain terminations of employment. (Time-vesting at the end of the three year period).

Stock Bonus Award and Director Stock Award:

As part of the Plan, for the same group of key employees eligible for the Restricted Stock Plan, shares may be granted as part of an annual bonus (the “Stock Bonus Award”). A cash bonus amount for each eligible individual shall be determined in the usual manner by the Board. Oncedetermined, the recipient shall have the option of accepting the bonus in cash or 133% of the cash amount in stock from the Plan. Should stock be chosen, the amount of shares may be netted

Back to Index

for taxes to be withheld on such stock. Such shares shall be subject to 2 year time vesting. A total of 30,000 shares have been reserved for this program.

Term of Plan

   No award will be granted pursuant to the 2006 Equity Incentive Plan on or after April 8, 2016, but awards granted prior to such date may extend beyond that date.

Other Benefit Plans for Executives and Other Key Employees

   The Company maintains other benefits and plans to compensate and reward executives and other key employees in addition to their regular salary. Each such employee has the potential to earn an annual cash bonus, is eligible to participate in the Company’s 401k plan and may participate in the health and other employee benefit plans that are generally available to regular employees of the Company who satisfy minimum requirements. Further information concerning certain of the Company’s annual cash bonus plans can be found beginning on page 25 of this proxy statement.

Vote Required for Approval

   The affirmative vote of a majority of the votes cast on this proposal, provided the total number of votes cast represents a majority of the outstanding Common Shares, is required for the approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE EQUITY INCENTIVE PLAN.

Back to Index

Proposal 3
RATIFICATION OF AUDITORS
(Item 3 on Proxy Card)

The Board of Directors, on the recommendation of the Audit Committee, has appointed the firm Holtz Rubenstein Reminick LLP (hereinafter referred to as “HRR”) as our independent public accountants for the fiscal years ending January 31, 2007, and recommends that the stockholders vote “FOR” ratification of such appointment. It is expected that a representative of HRR will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of HRR as our independent public accountants is not required by our by-laws or other applicable legal requirement. However, the Board is submitting the appointment of HRR to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Board may direct the appointment of a different independent accounting firm at any time during the one year period if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Ratification of the appointment of auditors requires a majority of the votes cast thereon. Abstentions with respect to this proposal have the same effect as a vote against the proposal. Broker non-votes with respect to this proposal will not be counted with regard to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

Back to Index

COMPENSATION OF EXECUTIVE OFFICERS
______________________________________

The table below sets forth all salary, bonus and all other compensation paid to our chief executive officer and each of our other executive officers (who earned more than $100,000 per year in salary and bonus) for the years ended January 31, 2006, 2005 and 2004:

				Long-term
	Annual Compensation			Compensation Awards
(a)	(b)	(c)	(d)	(e)	(g)
Name and Principal Position	Year (Fiscal)	Salary	Bonus	All Other Compensation	Securities Underlying Options/SARs (#)
Raymond J. Smith,	2006	$251,042	$0	$22,721	0
Chairman (Former	2005	250,000	200,000	24,728	0
President)	2004	276,000	132,500	30,041	0

Christopher J. Ryan,	2006	$338,077	$107,500	$31,613	0
President	2005	295,000	44,950	13,311	0
(Former Executive V.P.), General Counsel and Secretary	2004	241,000	27,300	9,453	0

Gary Pokrassa	2006	$183,115	$30,000	$6,124	0
Chief Financial Officer

Gregory D. Willis	2006	$103,846	$0	$295,592	0
Executive Vice President

Harvey Pride, Jr.	2006	$191,565	$43,000	$25,892	0
Vice President,	2005	170,000	31,000	35,216	0
Manufacturing	2004	152,000	16,800	4,799	0

James M. McCormick	2006	$149,300	$43,000	$12,729
Controller and Treasurer	2005	170,000	31,000	11,961	0
	2004	152,000	21,000	12,037	0

Paul C. Smith	2006	$130,000	$43,000	$57,200
Vice President	2005	130,000	0	73,955	0

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

There are six executive officers with salary and bonus individually exceeding $100,000. There were no pension or retirement plans or other benefits, payable or accrued, for such persons

1 Amounts primarily include the Company’s contributions to 401(k) plan, premiums under existing life and group disability policies, rent, car allowances, and sales commissions and overrides.

Back to Index

during fiscal year 2006. We have entered into employment contracts with all executive officers providing for fiscal 2007 annual compensation of $250,000 for Mr. Smith and $400,000 for Mr. Ryan, $220,000 for Mr. Pride, $193,500 for Mr. Pokrassa, $140,000 for Mr. McCormick and $130,000 for Mr. P. Smith. Messrs. Paul Smith and Raymond Smith each have a three year contract which expires on January 31, 2007; Mr. Ryan and Mr. Pride have a two and ¼ year and two year contract, respectively, expiring April 30, 2008 and February 1, 2008 and Mr. McCormick has a one year contract expiring January 31, 2007. In addition we entered into an employment contract with Gregory D. Willis as Executive Vice President, commencing May 1, 2005. This contract provides for base annual compensation of $135,000 and commissions based upon sales volumes achieved and expires on April 30, 2007. Some contracts are automatically renewable for two, one year terms, unless in various instances 30 to 120 days notice is given by either party. The above named executives participate in the Company's 401-(k) Plan which commenced on January 1, 1995. The Company made a contribution to this plan totaling $126,547 during the plan year ended December 31, 2005.

These employment contracts are similar in nature and include disability benefits, vacation time, non- compete and confidentiality clauses. There are no provisions for retirement. The P. Smith, Ryan, and Pride contracts have an additional provision for annual bonus based on the Company's performance and based upon earnings per share formulas determined by the Compensation Committee of the Board of Directors of the Company. Accordingly, the annual bonus accrued at January 31, 2006 (for payment in May 2006) were Messrs. P. Smith $14,000, Ryan $35,000, and Pride $14,000. For fiscal 2007, Mr. P. Smith’s contract is the only one that provides for annual bonus to the increase in earnings per share. Four of the contracts provide for lump sum payments of contracted salaries pursuant to various formulas should there be a change in control of the Company. Mr. Ryan has a minimum bonus provision contained in his contract of $20,000.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board oversees the administration of the Company’s executive compensation programs. The Committee is responsible for establishing and interpreting the Company’s compensation policies and approving all compensation paid to executive officers, including the Named Executive Officers listed in the Compensation of Executive Officers Table of this Proxy Statement.

Each member of the Committee is a non-employee director and is independent as defined by the NASDAQ corporate governance rules.

Compensation Philosophy

The Company’s executive compensation program consists of three principal elements: a base salary, a performance-based annual incentive plan based upon the Company’s earnings per share and long-term incentives. The purpose of the program is to attract, motivate and retain high quality key executives and managers.

When setting the base and incentive compensation levels for executives, the Committee normally compares such compensation levels primarily with those of peer companies and other companies of similar size in revenues and market capitalization. The Committee normally makes such comparison because it believes that it is with these companies that the Company must compete for qualified and experienced executives.

Back to Index

The Committee recognizes that a variety of circumstances may influence the performance of an individual or the Company at any given time. Accordingly, the Committee uses its judgment to make discretionary awards or adjustments under compensation plans when it believes that doing so serves the long-term interests of the Company’s shareholders.

In fiscal year 2006, the Committee continued an extensive review of the Company’s executive compensation strategy and programs. The Committee believes it was necessary to focus on the overall cost and competitiveness of executive compensation, while rewarding and retaining the management team in a period of challenging business conditions. In August 2005 the Committee retained the services of Shareholder Value Adviser, Inc. to provide the Committee with estimates of competitive compensation for the senior executives and directors at the Company, and to recommend cost efficient incentives. Going forward, the Committee believes that overall executive pay will be close to the median of the market in both the mix of direct pay elements and total direct compensation value. Individuals can also earn compensation above or below the median based on the Company’s financial performance and their individual contributions.

The Compensation Committee's responsibilities include overseeing the Company's compensation policies, supervising compensation for management and employee benefits and administering other employee benefit plans.

The Compensation Committee also develops and negotiates employment and agreements with key executive officers. These employment agreements include base salaries and incentive compensation arrangements designed to reward management for achieving certain earnings or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Company enters into with executives and key individuals, other than those senior executives who have written employment agreements. See "Compensation of Executive Officers".

In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Company towards attaining its long-term profit and return on equity goals. Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent based on the profitability of the Company as a whole.

Base Salary

In addition to market competitiveness, the Committee also considers certain qualitative factors in determining base salaries. Such factors can include the executive’s (1) past performance and contributions to the Company’s success, (2) additional responsibilities arising from internal and external factors impacting the Company, (3) expected future position and contributions, (4) tenure in the executive’s current position, and (5) vulnerability to recruitment by other companies.

Annual Incentive Awards

Each year, the Committee establishes earnings-related goals for certain Executive Officers for the fiscal year. The Executive Officers are eligible to receive a cash award based primarily on the extent to which the Company increases its earnings from the prior year, which may be modified by other measures related to service, quality and ethics.

Back to Index

Long-Term Incentives

The Committee’s objective for long-term compensation will be to provide executives with an interest in common with that of the Company’s shareholders and an incentive to enhance the Company’s long-term financial performance, and thus shareholder value. The Committee’s policy with respect to setting long-term compensation awards is to consider the practices of peer companies and other companies of similar size and market capitalization value. This is because the Company must compete with such other companies in order to attract and retain qualified executives and because shareholders consider investing not only in other companies but also other companies generally when evaluating where best to invest their capital. Grant guidelines are established for each executive position based on what the Committee believes to be close to the median of market value for peer companies with similar market capitalization as outlined by Shareholder Value Advisers, Inc.

In fiscal 2006, the Company made no stock option grants to executive management. The plan expired in May 2004.

Compensation for the Executive Officers

Messrs. Smith, Ryan, Pride, McCormick, Pokrassa, Willis, and Smith have been awarded base compensation of $250,000, $400,000, $220,000, $140,000, $193,500, 135,000, and $130,000, respectively, for fiscal 2007. In addition, the Committee reviewed what was normally paid the Chairman in Mr. Smith's case and President, Secretary and General Counsel in Mr. Ryan's case, the Chief Manufacturing Executive in Mr. Pride's case, Controller and Treasurer in Mr. McCormick’s case, CFO in Mr. Pokrassa’s case, Executive Vice President in Mr. Willis’s case, and Vice President in Mr. P. Smith’s case in public companies of Lakeland's size and concluded that the compensation package represented close to the median of officer compensation in like public companies of comparable size after reviewing Shareholder Value Advisors Inc. August 2005 Report to the Committee.

The employment contracts for such executive officers also provide for bonuses based upon the Company's increase in earnings. (See Directors and Principal Stockholders.) The Compensation Committee believes that the contracts covering Messrs. P. Smith, Pride, McCormick, Pokrassa and Ryan are appropriately tied to their respective levels of expertise, were constructed at or below industry norms, and any increases in compensation were and will be tied to increases in the Company's earnings. The Compensation Committee also took into consideration that since the inception of the Company 23 years ago there have been no executive pension plans, deferred compensation plans, or other compensation or benefit plans for executives of the Company other than the Company’s Stock Option Plan and the 401(k) Plan, the latter of which did not go into effect until January 1, 1995.

Back to Index

The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Members of the Compensation Committee

Eric. O Hallman
John Kreft
John J. Collins, Jr.
Michael E. Cirenza
Stephen M. Bachelder

Back to Index

Performance Graph

The following Corporate Performance Graph, obtained from Core Data Group of Virginia, compares the five year cumulative total return of our common stock with that of the S&P composite market index, including dividend reinvestment, and with that of a peer group for the five fiscal years commencing January 31, 2001 and ending January 31, 2006 assuming an investment of $100 and the re-investment of any dividends:

COMPARISON OF CUMULATIVE TOTAL RETURN OF OE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS
------------------------- FISCAL YEAR ENDING -------------------
COMPANY/INDEX/MARKET	1/31/2001	1/31/2002	1/31/2003	1/31/2004	1/31/2005	1/31/2006
Lakeland Industries, Inc.	100.00	193.90	162.72	376.48	506.51	522.51
Customer Selected Stock List	100.00	129.01	197.85	238.49	288.06	193.22
S&P Composite	100.00	83.85	64.55	86.87	92.28	101.86

The Customer Selected Stock List is made up of the following securities:

ANGELICA CORP
SUPERIOR UNIFORM GROUP

The comparisons in the graph and tables above are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Common Stock.

The information contained in the Stock Performance Graph and the Reports of the Audit and Compensation Committee sections shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Back to Index

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
PLANS

We currently grant stock options under one plan which was approved by our stockholders in 1994. This is our Non-Employee Directors’ Option Plan. There are currently no option shares available for future grant under the Employee Incentive Stock Option Plan as it expired in May 2004 and 19,000 option shares are available for future grant under the our Non-Employee Directors’ Option Plan. Employee Incentive Stock Option awards were made at the discretion of the Compensation Committee of the Board of Directors. No Employee Incentive Stock Options were awarded for the fiscal years ending January 31, 2005, 2004, 2003, 2002 and 2001. The Director’s Option Plan stipulates that upon an independent director’s initial election to the Board of Directors that director is to receive 5,000 options and upon each re-election (a period of three years) a director is to receive 1,000 options. This plan only covers independent directors who are neither officers nor employees of Lakeland.

Equity Compensation Plan Information

The following table provides information as of January 31, 2006 about our common stock that may be issued upon the exercise of options granted to members of our Board of Directors.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	17,963	$12.61	19,000

Equity compensation plans not approved by security holders	None	0	0

Total	17,963	$12.61	19,000

Option/SAR Grants in Last Fiscal Year - No stock options were granted to any employee in fiscal 2006 and no SAR grants have been made since inception of the Stock Option Plan, see “Directors' Compensation”.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

Prior to 2001 Messrs. R. Smith, Ryan, Pride and McCormick participated in the Company’s Incentive Stock Option Plan (common stock). There are no outstanding incentive stock options as of January 31, 2006.

There are currently no option shares available for future grant under this plan since it expired on May 1, 2004. During the year ended January 31, 2005, no stock options were granted or exercised.

*Share amount, option price, and exercise price have been adjusted for the 1 for 10 stock distributions to shareholders of record on April 30, 2005, July 31, 2003 and 2002.

Back to Index

DIRECTORS' COMPENSATION
_____________________________

Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board or Committee meetings. Non-Employee or Outside Directors received $5,000 quarterly as compensation for serving on the Board and its committees. Employee directors are not compensated for their service on the Board. There are no charitable award or director legacy programs. Messrs. Collins, Hallman, Raleigh, Cirenza, Kreft, and Bachelder participate in our Non-Employee Directors' Option Plan as follows:
Director	# of Shares*	Option Price*	Date of Grant	Expiration Date	Value of Unexer- cised In-the-Money Options/SARS at FY-End ($) Exercisable

Mr. Collins:	1,210	$7.942	6/18/03	6/18/2009	$12,799

	1,331	$4.461	6/21/00	6/21/2006	$18,713

Mr. Hallman:	1,210	$7.942	6/18/03	6/18/2009	$12,799

	1,331	$4.461	6/21/00	6/21/2006	$18,713

Mr. Raleigh: (Former Director)	1,331	$5.026	6/20/01	6/21/2007	$17,961

Mr. Cirenza:	550	$7.942	6/18/03	6/18/2009	$5,818

Mr. Kreft:	5,500	$16.755	11/19/04**	11/18/2010	$9,708

Mr. Bachelder:	5,500	$16.755	11/19/04**	11/18/2010	$9,708

	17,963

*Share amounts exercise and option price have been adjusted for the 1 for 10 stock distributions to shareholders of record on April 30, 2005, July 31, 2003 and 2002.

** Granted during the fiscal year ended January 31, 2005 upon election or re-election to the Board of Directors.

  There are currently 19,000 option shares available for future grant under this plan. During the year ended January 31, 2006, no stock options were granted or exercised.

Back to Index

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
__________________________________________________

Related Party Leases

In the past, because our access to third party financing was insufficient, we entered into arrangements with our directors and executive officers in order to fund the construction or acquisition of our assembly facilities. In such cases, we commissioned independent appraisals in 1999, 2002 and 2004 to ensure that these arrangements approximated arrangements made on an arms length basis. We believe that we currently have sufficient access to financing to fund our current and anticipated facility needs, and we do not anticipate entering into additional arrangements with our directors or executive officers in the future. A description of our past arrangements with our directors and executive officers follows.

POMS Holding Co., or POMS, was formed in 1984 to lease both land and a building to us because bank financing was unavailable. POMS is a partnership whose partners included three of our directors, one of our officers and six other individuals who were stockholders of Lakeland at the time of the formation of POMS. Raymond J. Smith, the chairman of our board of directors, Harvey Pride, Jr., our Vice President - Manufacturing, and John J. Collins and Eric O. Hallman, both of whom are directors, had 20%, 20%, 8.75% and 5% interest in POMS, respectively. POMS leased to us a 91,788 square foot disposable garment manufacturing facility in Decatur, Alabama. Under a lease effective September 1, 1999, we paid an annual rent of $364,900. This lease was renewed on April 1, 2004 through March 31, 2009 at the same rental rate. We purchased this facility from POMS on April 25, 2005.

On June 1, 1999, we entered into a five year lease agreement (expiring May 31, 2004) with River Group Holding Co., L.L.C. for a 49,500 sq. ft. warehouse facility located next to our existing facility in Decatur, Alabama. River Group Holding Co., L.L.C. is a limited liability company, the members of which were Raymond Smith, John Collins, Eric Hallman, Walter Raleigh (a former Director), Christopher Ryan and Harvey Pride, who all had an equal ownership interest. Mr. Ryan is our Chief Executive Officer, President, Secretary, General Counsel and a director of our company, Messrs. Smith, Collins and Hallman are all directors of our company, and Mr. Pride is our Vice President - Manufacturing. We paid an annual rent of $199,100 for this facility. We were the sole occupant of the facility. This lease was renewed on April 1, 2004 through March 31, 2009 at the same rental rate. We purchased this facility from River Group on May 25, 2005.

On March 1, 1999, we entered into a one year (renewable for four additional one year terms) lease agreement with Harvey Pride, Jr., our Vice President - Manufacturing, for a 2,400 sq. ft. customer service office located next to our existing Decatur, Alabama facility. We paid an annual rent of $18,000 for this facility under the lease agreement in fiscal 2004 and 2005. This lease was renewed on March 1, 2004 through March 31, 2009 at the same rental rate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934 (the “Exchange Act”), requires the Company’s directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Back to Index

Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year and written representations from certain reporting persons, we were not aware of any failure by a reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

OTHER MATTERS
__________________

The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
_________________________________________________________

Stockholder proposals for inclusion in the Company's Proxy Statement for the 2007 Annual Meeting of Stockholders must be received by the Company not later than January 31, 2007. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year and must continue to own such securities through the date on which the meeting is held, and the securities so held must have a market value of at least $1,000. Any such proposal will be included in the Proxy Statement for such Annual Meeting if the rules of the Securities and Exchange Commission are complied with as to the timing and form of such proposal, and the content of such stockholder's proposal is determined by the Company to be appropriate under rules promulgated by the Commission.

HOUSEHOLDING OF PROXY MATERIALS
_______________________________________________

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple shareholders in your household. If you would like to obtain another copy of the proxy, please contact Secretary, Lakeland Industries, Inc. 701-7 Koehler Avenue, Ronkonkoma, New York, 11779 by mail. If you want to receive separate copies of our proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

By the Order of the Board of Directors

Christopher J. Ryan,
Secretary

May 9, 2006

Back to Index

Appendix A

LAKELAND INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Membership

The audit committee will be composed of not less than three members of the board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of these matters, and their individual independence and objectivity.

The committee membership will meet the requirements of the audit committee policy of the NASDAQ Independent Director and Audit Committee Requirements. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member.

No officers or employees of the company or its subsidiaries will serve on the committee. A former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the board of directors, the former officer will exercise independent judgment and will materially assist the committee’s function. However, a majority of the committee will be directors who were not formerly officers of the company or any of its subsidiaries.

In considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration to guidelines issued by the NASDAQ as supplementary material to its audit committee policy, which were provided to assist boards of directors in observing the spirit of the policy.

Actions of the Committee

The activities of the committee may result in the following types of actions.

a.	Those in which the committee will inform the board that action has been taken in the board’s interest and does not require prior board approval.

	1.	Review and approve the scope of the annual audit for the company and its subsidiaries recommended jointly by the independent CPAs and the president.

	2.	Review and approve the scope of the company’s annual profit and pension trusts audits.

3.
When requested by the chairman of the board during an annual shareholders’ meeting, the committee chairman will answer questions raised by a shareholder on matters relating to the committee’s activities.

Back to Index

	4.	Request the president to have the internal audit staff study a particular area of interest or concern.

b.	Those which the committee will review and study and then recommend action by the board.

	1.	Appoint independent public accountants

	2.	Review major accounting policy changes before implementation.

	3.	Review SEC registration statements before signature by other board members

	4.	Review annual audit reports and the content of proposed published reports.

c.	Those which the committee will review and study and provide summary information reports to the board when appropriate.

1.
Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants or by comparable bodies outside the United States.

2.
Interview independent CPAs for review and analysis of strengths and weaknesses of the company’s financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

	3.	Participate in financial review preceding publication of quarterly reports.

	4.	Review administration of the company’s “conflict of interest” policy.

	5.	Review the performance of management and operating personnel under the company’s code of ethics.

	6.	Review insurance programs from the standpoint of gaps and exposure as well as fraud.

	7.	Review reports on the company or its subsidiaries by agencies of governments in countries where the company or its subsidiaries operate.

	8.	Review periodic SEC filings by the company and assure that adequate programs and procedures exist to comply with SEC regulations and regulations of securities exchanges (such as the NASDAQ).

Back to Index

Appendix B
12/1/00
LAKELAND INDUSTRIES, INC.
CODE OF ETHICS
FOR DIRECTORS, OFFICERS AND EMPLOYEES.
Introduction

For the past several years, the activities of business organizations, both large and small, have been the subject of increased scrutiny and criticism by the public, the government, and the news media.

This is particularly true of multinational corporations, which have been the object of worldwide demands for public statements of their corporate codes of ethics.

For that reason, it is appropriate for Lakeland Industries, Inc. to restate it position on ethical conduct, based on the original precepts of the business and on policies formulated as the corporation has grown.

As a good corporate citizen, Lakeland Industries, Inc. has always endeavored to conduct its business in a manner conforming to the highest ethical standards. The company’s reputation for unquestionable integrity is its most valuable asset in its relationships with its customers, employees, shareholders, and the communities in which its plants are located.

The following statement of business principles has been prepared to guide the future conduct of company activities in an ethical and legal manner. It is not intended to supply answers for every business activity; rather, it is an effort to reiterate the continuing policies of the corporation on ethical business behavior, which must be observed by all Lakeland Industries, Inc. employees and representatives throughout the world. It is essential that all employees and representatives conform to these principles as they perform their activities on behalf of Lakeland Industries, Inc.

Lakeland and its employees

Employees are the corporation’s greatest asset, and it is a Lakeland Industries, Inc. policy to treat them fairly in all matters and to pay them competitively.

Lakeland and its domestic subsidiaries are engaged in a program of full compliance with all federal and state laws applicable to hiring and promoting people on the basis of demonstrated ability, experience, and training without regard to race, religion, sex age, national origin, or other factors requiring affirmative action. The corporation requires continuous management attention at all corporate levels to assure compliance with the spirit and letter of this policy.

With this in mind, it is the intent of Lakeland to:

Choose its employees on the basis of their ability to perform the work for which they are hired without regard to race, religion, sex, age, national origin, or other factors requiring affirmative action.

Offer employees a safe, healthy, and clean work environment.

Offer work that challenges the employees and gives them a feeling of satisfaction.
Pay employees fairly in relation to their contributions to the company’s efforts, within the boundaries of current standards.

Lakeland and the Community

The corporation shall conduct its business in a manner that is socially responsible. In addition to manufacturing and selling products, it shall protect the quality of the environment and endeavor to conserve energy and other valuable resources.

Back to Index

Each of the corporation’s facilities is expected to make every effort to be an integral part of the community in which it operates, and to participate in its activities as a concerned and responsible citizen. Like individual citizens, it benefits from such activities as health, welfare, character building, education, and culture. And like individuals, it has the responsibility to support and develop these social and civic activities.

The company recognizes that employee participation in cultural, social or volunteer organizations can be public service of a higher order, and all Lakeland employees are encouraged to participate in public activities of their individual choice.

Lakeland and its Customers

The corporation shall endeavor to supply its customers with quality products, delivered on schedule and sold at a fair price. Lakeland products will be manufactured to the company’s high quality standards and will offer customers all the technical skills of its employees and the expertise of Lakeland technology and know-how.

Lakeland and the Law

It is the policy of Lakeland to comply fully with all valid laws and regulations that govern its operations in the various communities, states and countries in which it operates and to conduct its affairs in keeping with the highest moral, legal and ethical standards.

There is an obligation, both corporate and individual, to fulfill the intent of the above statement. It is not expected that every employee will have full knowledge of the laws affecting his or her responsibilities. The company does, however, expect that employees with significant responsibilities will have a general knowledge of prohibited activities involved in their work and will seek guidance on any matter on which there is a question, either directly from the corporation’s legal department or through their supervisors.

Honesty is not subject to equivocation at any time in any culture, and even where the law may be permissive; your corporation chooses to follow the course of highest integrity. The reputation of the company for scrupulous dealing is a priceless asset, just as it is for individuals. The intent of these principles is to maintain and develop the corporation’s reputation in the future as it has in the past.

Lakeland and Business Ethics

The law is a base for ethical business conduct which should normally be at a level well above the minimum required by law. In its relationships with customers, the corporation will offer the same advantages to all and will be fair in all its endeavors. Gifts or bribes for the purpose of influencing the buying decisions of employees of customers or potential customers or persons in a position to influence a buying decision are clearly improper and prohibited.

In dealing with suppliers, an employee shall not solicit, accept, or countenance payments or substantial gifts, regardless of motive, from either a vendor or a potential vendor.

In its relationships with its competitors, the corporation and its employees will fully understand and strictly adhere to the requirements of the antitrust laws. These laws, which, in the United States, include the Sherman Act, Clayton Act, Robinson-Patman Act, and Federal Trade Commission Act, seek to advance and maintain the free enterprise system and take precedence over any business objective of the corporation, notwithstanding any resulting increases in sales or profits.

Such acts as price-fixing, restrictive agreements, boycotts, tie-in arrangements exclusive of reciprocal dealings, monopolizing, price inducements, and discriminatory allowances are or may be illegal. All employees shall scrupulously avoid violations of the antitrust laws. The corporation will not condone any actions which an employee knew or should have known would violate the antitrust laws or any other valid law or regulation.

Back to Index

The corporation and its units shall make no financial contributions to a political party or to a candidate running for any elective office. This policy applies to all political parties or candidates worldwide, even when permitted by local law. Payments, regardless of amount, to any government employee, or gifts or services of substantial value or lavish entertainment, regardless of motive, are prohibited.

Relationships with public employees shall be so conducted that neither the officials nor the company’s integrity would be compromised if the full details of the relationship became a matter of public knowledge.

Lakeland and Conflicts of Interest
It has always been, and continues to be, the corporation’s intent that its employees maintain the highest standards of loyalty in their conduct of company affairs. In essence, company employees shall deal with suppliers, customers, and other persons doing business or seeking to do business with the corporation in a manner that eliminates considerations of personal advantage.

Because they hold positions of trust in the corporation, a director, an officer, or any employees may not make a profit from the corporation because of their official position. They are also clearly prohibited from engaging in a competing business.

In addition to the legal responsibility of the directors and officers, it is the duty of all employees to act in the best interests of the corporation and to avoid situations which might produce a conflict between their own interests and those of the corporation. Employees shall have no financial interest in any firm doing business with or seeking to do business with the corporation, nor shall they accept employment outside the company which may result in a conflict of interest, unless same is fully disclosed and approved by a disinterested group of officers and/or directors.

Enforcement and Protection for Reporting Persons

Any director, officer or employee can report, anonymously, if they want, violations of the above Code of Ethics directly to Michael Cirenza an independent director and member to our Audit Committee. Mr. Cirenza will then inform the other independent directors Messrs. Hallman, Collins, and Raleigh and they will determine whether a violation has occurred, according to the standards outlined above, hold a formal meeting, if required, to question the officer, employee or director reported, and if necessary recommend a disciplinary remedy, termination, or notify the appropriate legal authorities. The reporting contact is Michael Cirenza, EVP and CFO Country-Life, LLC, 180 Vanderbilt Motor Parkway, Hauppauge, NY 11788, Tel. # 631-232-5482; E-mail: michaelc@country-life.com.

Back to Index

EXHIBIT C

2006 INCENTIVE PLAN

1.
Purpose. The purpose of Lakeland Industries, Inc.’s 2006 Incentive Plan (the “Plan”) is to motivate key employees and directors to produce a superior return to the stockholders of Lakeland Industries, Inc. by offering them an opportunity to participate in stockholder gains, by facilitating stock ownership and by rewarding them for achieving a high level of corporate financial performance. The Plan is also intended to facilitate recruiting and retaining talented executives for key positions by providing an attractive capital accumulation opportunity.

2.	Definitions.

2.1	The following terms, whenever used in this Plan, shall have the meanings set forth below:

(a)
“Affiliate” means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.

(b)	“Award” means a grant made under this Plan in the form of Performance Shares, Restricted Stock, Restricted Share Rights, or Stock Awards.

(c)
“Award Agreement” means a written agreement or other communication evidencing the terms and conditions of an Award in the form of either an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or a certificate, notice, term sheet or similar communication.

(d)	“Beneficiary” means the person or persons determined in accordance with Section 12.

(e)	“Board” means the Board of Directors of the Company.

(f)	Intentionally left blank

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(h)	“Committee” has the meaning set forth in Section 3.

(i)	“Company” means Lakeland Industries, Inc., a Delaware corporation.

(j)
“Earnings Per Share” means the Company’s diluted earnings per share as reported in the Company’s consolidated financial statements for the applicable performance period, adjusted in the same manner as provided below for Net Income.

(k)	“Employee” means an individual who is a common law employee (including an officer or director who is also an employee) of the Company or an Affiliate.

(l)	“Fair Market Value” as of any date means, unless a different calculation measure is specified by the Committee, the immediately preceding trading day’s closing sales price of a Share on the NASDAQ.

(m)	Intentionally left blank.

Back to Index

(n)
“Net Income” shall mean the Company’s net income for the applicable performance period as reported in the Company’s consolidated financial statements, adjusted to eliminate the effect of (i) losses resulting from discontinued operations, (ii) extraordinary gains or losses, (iii) the cumulative effect of changes in generally accepted accounting principles, and (iv) any other unusual or non-recurring gain or loss which is separately identified and quantified.

(o)	Intentionally left blank

(p)	Intentionally left blank

(q)	“Participant” means a person described in Section 5 designated by the Committee to receive an Award under the Plan.

(r)	“Performance Cycle” means the period of time of not fewer than two years nor more than five years as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(s)
“Performance Shares” means an Award made pursuant to Section 6 which entitles a Participant to receive Shares, their cash equivalent, or a combination thereof, based on the achievement of performance targets during a Performance Cycle.

(t)	Intentionally left blank

(u)	“Plan” means this 2006 Incentive Plan, as amended from time to time.

(v)	“Qualifying Performance Criteria” has the meaning set forth in Section 16.2.

(w)	Intentionally left blank.

(x)	“Restricted Stock” means Stock granted under Section 7 that is subject to restrictions imposed pursuant to said Section.
(y)
“Retirement” means termination of employment after reaching the earliest of (i) age 55 with 10 completed years of service, or (ii) 80 points (with one point credited for each completed age year and one point credited for each completed year of service), or (iii) age 65. For purposes of this definition, a Participant is credited with one year of service after completion of each full 12-month period of employment with the Company or an Affiliate as determined by the Company or Affiliate.

(y.1)
“Return on Assets” (ROA) means the Net Income of the Company on an annualized basis, divided by the Company’s average total assets as reported in the Company’s consolidated financial statements for the relevant performance period.

(z)
“Return on Equity” (ROE) means the Net Income of the Company on an annualized basis, divided by the Company’s average total common equity excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the relevant performance period.

(z.1)
“Return on Investment” (ROI) means the Net Income of the Company on an annualized basis, divided by the Company’s average total common equity , long term debt including current maturities thereof, and short term borrowings, excluding average accumulated comprehensive income as reported in the Company’s consolidated financial statements for the relevant performance period.

(aa)	“Share” means a share of Stock.

Back to Index

(bb)	“Stock” means the common stock, $0.01 par value, of the Company.

(cc)	Intentionally left blank

(dd)	“Stock Award” means an award of Stock granted to a Participant pursuant to Section 8.

(ee)	“Term” means the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

2.2
Gender and Number. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

3.	Administration.

3.1
Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board or such other committee selected by the Board and consisting of two or more members of the Board (the “Committee”). Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or cause an Award not to qualify for treatment as “performance based compensation” under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

3.2
Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 5, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or exercise price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 25; (vii) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.3
Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including,

Back to Index

without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants

4.	Shares Available Under the Plan; Limitation on Awards.

4.1
Aggregate Limits. Subject to adjustment as provided in Section 25, the aggregate number of Shares issuable pursuant to all Awards under this Plan on or after April 11, 2006 shall not exceed 230,000 Shares. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

4.2
Issuance of Shares. For purposes of this Section 4, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by Shares subject to Awards that have been canceled, expired, forfeited or settled in cash.

4.3	No Participant may be granted awards under the 2006 Incentive Plan with respect to an aggregate of more than 20,000 shares of stock (subject to adjustment as described below) during any fiscal year.

5.
Participation. Participation in the Plan shall be limited to Employees or Directors of the Company or an Affiliate selected by the Committee. Participation is entirely at the discretion of the Committee, and is not automatically continued after an initial period of participation.

6.
Performance Shares and Performance Units. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the level of achievement with respect to one or more pre-established performance criteria (including Qualifying Performance Criteria) established for a Performance Cycle.

6.1	Amount of Award. The Committee shall establish a baseline, minimum threshold, and maximum amount of a Participant’s Award, which amount shall be denominated in Shares.

6.2
Communication of Award. Each Award Agreement evidencing an Award of Performance Shares or Performance Units shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the Performance Cycle as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Award prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

6.3
Performance Criteria. Performance criteria established by the Committee shall relate to corporate, group, unit or individual performance, and may be established in terms of earnings, growth in earnings, ratios of earnings to equity or assets, or such other measures or standards determined by the Committee; provided, however, that the performance criteria for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities.

6.4
Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis

Back to Index

of such further considerations as the Committee shall determine.

6.5
Payment of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance criteria have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee at the time the Award is granted, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee. Payment in Stock may be in Restricted Stock at the discretion of the Committee at the time the Award is granted.

6.6	Termination of Employment. Unless the Committee provides otherwise:

(a)
Due to Death or Disability. If a Participant ceases to be an Employee before the end of a Performance Cycle by reason of his death or permanent disability, the Performance Cycle for such Participant for the purpose of determining the amount of Award payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to a Participant (or the Beneficiary of a deceased Participant) to whom the preceding sentence is applicable shall be paid at the end of the Performance Cycle, and shall be that fraction of the Award computed pursuant to the preceding sentence the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle.

(b)
Due to Reasons Other Than Death or Disability. Upon any other termination of employment of a Participant during a Performance Cycle, participation in the Plan shall cease and all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled.

7.
Restricted Stock Awards. An Award of Restricted Stock under the Plan shall consist of Shares the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and terms as the Committee deems appropriate. Restricted Stock granted pursuant to the Plan need not be identical, but each grant of Restricted Stock must contain and be subject to the terms and conditions set forth below.

7.1
Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under an Award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

7.2
Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Stock that is based on performance criteria and the level of achievement measured against such criteria be subject to a performance period of less than one year and no condition that is based solely upon

Back to Index

continued employment or the passage of time shall provide for vesting or settlement in full of an Award of Restricted Stock over a Term of less than three years from the date the Award is granted, in each case other than as a result of or upon the death, disability or Retirement of the Participant or a change in control of the Company. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to Restricted Stock that is granted in lieu of salary, cash bonus or other cash compensation, in which case there may be no minimum Term.

7.3
Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Stock; provided that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1, 7.2 and 7.4. Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provides otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate.

7.4	Termination of Employment. Unless the Committee provides otherwise:

(a)
Due to Death, or Permanent Disability. If a Participant ceases to be an Employee prior to the lapse of restrictions on Shares of Restricted Stock by reason of his death, permanent disability or retirement, all restrictions on Shares of Restricted Stock held for his benefit shall immediately lapse.

(b)
Due to Reasons Other Than Death, Permanent Disability or Retirement. Upon any other termination of employment prior to the lapse of restrictions, participation in the Plan shall cease and all Shares of Restricted Stock held for the benefit of a Participant shall be forfeited by the Participant.

7.5
Certificates. The Committee may require that certificates representing Shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Affiliate until any restrictions applicable to Shares of Restricted Stock so retained have been satisfied or lapsed. Each certificate issued in respect to an Award of Restricted Stock may, at the election of the Committee, bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the 2006 Incentive Plan and the Restricted Stock Award. Release from such terms and conditions shall obtain only in accordance with the provisions of the Plan and the Award, a copy of each of which is on file in the office of the Secretary of Lakeland Industries, Inc..”

8.	Stock Awards.

8.1
Grant. A Participant may be granted one or more Stock Awards under the Plan; provided that such Award is granted in lieu of salary, cash bonus or other cash compensation. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

8.2
Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 8 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

Back to Index

•	9. Qualifying Retirement and Disqualifying Activity

9.1 Qualifying Retirement.

•
Unless otherwise determined by the Committee at or after the time of granting any award, and except for a “qualifying retirement” (discussed below), if a Participant’s employment by the Company or any subsidiary or affiliate terminates for any reason other than death or permanent disability, all restricted stock held by such Participant which is unvested or subject to restriction at the time of such termination will be forfeited at such time.

•
If a Participant’s employment with the Company or any of its subsidiaries or affiliates terminates for any reason other than death, permanent disability or the Participant’s involuntary termination for cause, and if immediately prior to the date of such termination of employment (i) the Participant is 55 years of age or older, and (ii) the sum of the Participant’s age and completed years of service as an employee of the Company or its subsidiaries or affiliates (disregarding fractions in both cases) totals 70 or more (a “qualifying retirement”), the following provisions will apply:

•	All shares of restricted stock awarded to the Participant which have vested as of the date of the qualifying retirement will be free of restrictions.

•
With respect to any time-based restricted stock award which has not vested, effective as of the Participant’s retirement date: (a) the award will remain in effect with respect to fifty percent (50%) of the shares covered thereby, and such award will vest on the Participant’s retirement date and such shares will be free of restrictions as of the vesting date; and (b) the award will be terminated with respect to the remaining fifty percent (50%) of the shares covered thereby.

•
With respect to any performance-based restricted stock award which has not vested, effective as of the Participant’s retirement date: (a) the award will remain in effect with respect to fifty percent (50%) of the shares covered thereby and will vest upon the achievement of the related performance goals (unless an award expires according to its terms prior to the satisfaction of the performance goals, in which event the award will terminate and applicable shares of restricted stock will be forfeited); and (b) the award will terminate as to the remaining fifty percent (50%) of the shares covered thereby. However, if the Participant is the Chief Executive Officer or a member of his or her direct reporting group, and such person has given the Company written notice at least one (1) full year prior to his or her qualifying retirement, no unvested performance-based restricted stock awards will terminate upon such retirement, and one hundred percent (100%) of the shares covered by such awards will remain in effect and will vest upon the achievement of the related performance goals (unless an award expires according to its terms prior to the satisfaction of the performance goals, in which event the award will terminate and applicable shares of restricted stock will be forfeited).

9.2 Disqualifying Activity.

Notwithstanding the foregoing, if the Committee determines that the Participant is or has engaged in any disqualifying activity (as defined below), then (1) to the extent that any restricted stock award held by such Participant has vested as of the disqualification date (as defined below), the Participant will have the right to receive all shares of restricted stock which are vested as of such date and (2) to the extent that any restricted stock award held by such Participant has not vested as of the disqualification date, the award will terminate, and all related shares will be forfeited, as of such date. Any determination by the Committee, which may act upon the recommendation of the Chief Executive Officer or other senior officer of the Company, that the Participant is or has engaged in any disqualifying activity, and as to the disqualification date, will be final and conclusive.

For purposes of this provision, the term “disqualifying activity” is defined in the Plan to include, among other activities:

Back to Index

•
directly or indirectly being an owner, officer, employee, advisor or consultant to a company that competes with the Company or its subsidiaries or affiliates to an extent deemed material by the Committee, or

•	disclosure to third parties or misuse of any confidential information or trade secrets of the Company, its subsidiaries or affiliates, or

•	any material violation of the Company’s Code of Business Conduct and Ethics or any other agreement between the Company and the Participant, or

•
failing in any material respect to perform his or her assigned responsibilities as an employee of the Company or any of its subsidiaries or affiliates, as determined by the Committee, in its sole judgment, after consulting with the Chief Executive Officer.

The ownership of less than 2% of the outstanding voting securities of a publicly traded corporation which competes with the Company or any of its subsidiaries or affiliates will not constitute a disqualifying activity.

The term “disqualifying date” is defined in the Plan as the earliest date as of which the Participant engaged in any disqualifying activity, as determined by the Committee.

10. 11.	Options. Options are not part of this Plan. Stock Appreciation Rights. Stock Appreciation rights are not part of this Plan.

12.
Nontransferability of Rights. Unless the Committee provides otherwise, (i) no rights under any Award will be assignable or transferable and no Participant or Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under any Award, and (ii) the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant’s legal representative. The Participant may, by completing and signing a written beneficiary designation form which is delivered to and accepted by the Company, designate a beneficiary to receive any payment and/or exercise any rights with respect to outstanding Awards upon the Participant’s death. If at the time of the Participant’s death there is not on file a fully effective beneficiary designation form, or if the designated beneficiary did not survive the Participant, the person or persons surviving at the time of the Participant’s death in the first of the following classes of beneficiaries in which there is a survivor, shall have the right to receive any payment and/or exercise any rights with respect to outstanding Awards:

(a)	Participant’s surviving spouse;

(b)
Equally to the Participant’s children, except that if any of the Participant’s children predecease the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living;

(c)	Participant’s surviving parents equally;

(d)	Participant’s surviving brothers and sisters equally; or

(e)	The legal representative of the Participant’s estate.

If a person in the class surviving dies before receiving any payment and/or exercising any rights with

Back to Index

respect to outstanding Awards (or the person’s share of any payment and/or rights in case of more than one person in the class), that person’s right to receive any payment and/or exercise any rights with respect to outstanding Awards will lapse and the determination of who will be entitled to receive any payment and/or exercise any rights with respect to outstanding Awards will be determined as if that person predeceased the Participant.

13.	Termination of Employment.

13.1	Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.

13.2
The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

14.
Reorganization. Unless the Committee or the Board otherwise determines either at the time the Award is granted or at any time thereafter, if substantially all of the assets of the Company are acquired by another corporation or in case of a reorganization of the Company involving the acquisition of the Company by another entity, then as to each Participant who is an Employee immediately prior to the consummation of the transaction:

(a)	Intentionally left blank

(b)	All restrictions with respect to Restricted Stock shall lapse immediately prior to the consummation of the transaction, and Shares free of restrictive legend shall be delivered to the Participant.

(c)
All Performance Cycles for the purpose of determining the amounts of Awards of Performance Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the consummation of the transaction. The amount of an Award payable shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters completed in the Performance Cycle through the end of the calendar quarter immediately preceding the consummation of the transaction and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after consummation of the transaction.

For avoidance of doubt, this Section 14 shall not apply to the sale or other disposition by the Company of the assets of, or stock or other ownership interests in, an Affiliate unless such disposition would constitute a disposition of substantially all of the assets of the Company.

The Committee shall take such action as in its discretion may be necessary or advisable to carry out the provisions of this Section.

15.
Board Changes. Unless the Committee or the Board otherwise determines either at the time the Award is granted or at any time thereafter, on the date that a majority of the Board shall be persons other than persons (a) for whose election proxies shall have been solicited by the Board or (b) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships, then as to any Participant who is an Employee immediately prior to said date and who ceases to be an Employee within six months after said date for any reason other than as a result of death, permanent disability or Retirement:

(i)	Intentionally left blank

(ii)	All restrictions with respect to Restricted Stock shall lapse and Shares free of restrictive legend shall be delivered to the Participant.

(iii)	All Performance Cycles for the purpose of determining the amounts of Awards of Performance

Back to Index

 Shares and Performance Units payable shall end at the end of the calendar quarter immediately preceding the date on which said Participant ceased to be an Employee. The amount of an Award payable to said Participant shall be that fraction of the Award computed pursuant to the preceding sentence, the numerator of which is the number of calendar quarters during the Performance Cycle during all of which said Participant was an Employee and the denominator of which is the number of full calendar quarters in the Performance Cycle. The amount of an Award payable shall be paid within sixty days after said Participant ceases to be an Employee.

The Committee shall take such action as in its discretion may be necessary or advisable to carry out the provisions of this Section.

16.	Qualifying Performance-Based Compensation.

16.1
General. The Committee may specify that all or a portion of any Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code; provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time such Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an Award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

16.2
Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: Return on Equity (ROE), Return on Investment (ROI), Return on Assets (ROA), Sales, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or Earnings Per Share (EPS).

17.	Effective Date of the Plan.

17.1
Effective Date. The Plan was approved by the Board as of April 11, 2006, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on June 21, 2006 or any adjournment thereof (the “2006 Annual Meeting”). If this plan is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at the 2006 Annual Meeting in accordance with the laws of the State of Delaware, this plan shall be void.

17.2
Duration of the Plan. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

18.
Right to Terminate Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.

Back to Index

19.
Compliance With Laws; Listing and Registration of Shares. All Awards granted under the Plan (and all issuances of Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

20.
Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

21.
Withholding Taxes. The Company or an Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Common Stock received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Stock to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Stock. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

22.
Deferral of Payments. The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock, or in payment or satisfaction of an Award of Performance Shares or Performance Units. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(1)(B) of the Code.

23.
No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Stock as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, Beneficiary or other person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

Back to Index

24.
Amendment, Modification and Termination of the Plan. The Board or Committee may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the stockholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 25) which will:

(a)	increase the total amount of Stock which may be awarded under the Plan;

(b)	increase the individual maximum limits in Section 4.3;

(c)	change the class of Employees eligible to participate in the Plan;

(d)	permit any person, while a member of the Committee, to be eligible to participate in the Plan;

(e)	Intentionally left blank.

(f)	extend the duration of the Plan; or

(g)	otherwise amend the Plan in any manner requiring stockholder approval by law.

No termination, suspension, or modification of the Plan will adversely affect any right acquired by any Participant or any Beneficiary under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 25 does not adversely affect any right.

25.	Adjustment for Changes in Capitalization.

(a)
In the event that the number of Shares shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 4, shall be appropriately adjusted by the Committee to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events.

(b)
In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion.

(c)
No right to purchase fractional Shares shall result from any adjustment in Awards pursuant to this Section 25. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

Back to Index

REVOCABLE PROXY
☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	LAKELAND INDUSTRIES, INC. 701-07 Koehler Avenue, Ronkonkoma, New York 11779-7410
		For	With- hold	For All Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	1. Election of Directors	☐	☐	☐
The undersigned hereby appoints Christopher J. Ryan and Raymond J. Smith as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Lakeland Industries, Inc., held of record by the undersigned on April 28, 2006 at the annual meeting of stockholders to be held on June 21, 2006 or any adjournment there of.

John J. Collins, Jr.      Eric O.Hallman     Stephen M. Bachelder

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
	2. To approve the 2006 Equity Incentive Plan.	☐	☐	☐

	3. Ratify appointment of Auditors Holtz Rubenstein Reminick LLP for fiscal year 2007.	☐	☐	☐

4. Other Business.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please be sure to sign and date this Proxy in the box below	Date

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Stockholder sign above	Co-holder (if any) sign above)

  Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

LAKELAND INDUSTRIES, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Back to Index